CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

David R. Odenath, President and Director, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Capital Management Growth Trust, Inc. (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Director	Chief Financial Officer
Legg Mason Capital Management Growth Trust, Inc.	Legg Mason Capital Management Growth Trust, Inc.

/s/ David R. Odenath	/s/ Kaprel Ozsolak
David R. Odenath	Kaprel Ozsolak
Date: July 2, 2010	Date: July 2, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.